EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:
Veronica Rosa
VP Corp. Comm. & Investor Relations
USA Technologies
484-359-2138
vrosa@usatech.com

USA Technologies Reports GAAP and Non-GAAP Profitability for the Second Quarter of Fiscal 2013

Total Revenues Up 29%; Recurring Revenues Up 33%
Gross Profit Up 86%
186,000 Connections to ePort Connect Service, Up 37% (year over year)
4,100 Customers, Up 62% (year over year)

MALVERN, PA. – January 29, 2013 - USA Technologies, Inc. (NASDAQ: USAT), (“USAT”), a leader of wireless, cashless payment and M2M telemetry solutions for self-serve, small-ticket retail industries, today reported results for the second quarter of fiscal 2013 ended December 31, 2012.  Second quarter highlights, compared to the corresponding quarter of the prior fiscal year, included:

●	29% increase in total revenues to $8.9 million and 33% increase in license and transaction fee revenues (“recurring revenues”) to $7.4 million, representing 83% of total revenues for the quarter;

●	86% increase in gross profit to $3.6 million;

●	Adjusted EBITDA of $1,752,721, up from an Adjusted EBITDA loss of ($938,400);

●	GAAP net income of $153,758, up from a GAAP net loss of ($1,821,061); and,

●	Non-GAAP net income of $557,393, up from a non-GAAP net loss of ($997,820) in the same quarter a year ago.

In addition, customers and connections to USAT’s cashless payment and M2M telemetry service, ePort Connect®, continued to demonstrate solid growth in the second quarter.  Highlights, compared to the second quarter of the prior fiscal year, included:

●	12,000 net new connections, a 71% increase;

●	186,000 total connections, a 37% increase; and,

●	375 new customers, a 50% increase, for 4,100 total customers, a 62% increase.

“We are extremely pleased to achieve non-GAAP net income for the first time in USAT’s history,” stated Stephen P. Herbert, chairman and CEO of USA Technologies, “and to deliver that target with such strength that we achieved GAAP net income as well, even after absorbing a sizable warrant adjustment for the quarter.  The aggressive actions taken as part of our turnaround plan communicated to shareholders last year are clearly visible in our results, with exceptional improvements in both gross profit margin and operating margin this quarter.  In addition, the inherent value of the recurring revenue base that we are building with every new connection is evident in the steady improvement in revenues over the last quarters and the $1.8 million base of Adjusted EBITDA reported for the second quarter—a great improvement from just one year ago.

“Our resolve to achieve non-GAAP profitability by the second quarter of fiscal 2013 included an equally determined commitment to continue to strengthen our prospects for growth,” continued Herbert.  “In a short period of time, we have accumulated a strong list of customers whose transition to cashless payment and telemetry is, we believe, just getting started.  We are also encouraged by acceleration of adoption by a number of our existing customers.  This is reflected in some of the customer activity in the second quarter, such as our work with The Pepi Companies— the first full-service food and beverage vending company believed to be 100 percent cashless—and All Stop Vending has also indicated its intent to go 100 percent cashless.   It is also evident in the ten additional exclusive agreements for our ePort Connect service that we signed in the second quarter—a testament, we believe, to the confidence these customers have in our service and a greater level of customer interest in planning for more comprehensive cashless and M2M telemetry adoption longer-term.

“Concurrently, we have continued to pursue strategic partnerships and value-added service offerings that further enhance our position in the marketplace,” added Herbert.   “During the second quarter, our work with key partners, such as Isis, resulted in an extension of our marketing support agreement to March 31, 2013.  In addition, at the 2013 International CES, we demonstrated the next phase of our mobile solution for loyalty and couponing services—a result of our co-marketing agreement with Verizon,” said Herbert.

Second Quarter Results

Revenues for the second quarter of fiscal 2013 were $8.9 million, an increase of 29% from the same period a year ago.  Revenue growth was fueled by a 33% growth in license and transaction fees and a 14% increase in equipment sales compared to the second quarter of fiscal 2012.

Revenue from license and transaction fees, which is driven primarily by monthly ePort Connect service fees, JumpStart fees and transaction processing fees, grew to $7.4 million for the second quarter on a total ePort Connect service base of 186,000 connections as of December 31, 2012.

Gross profit was $3.6 million in the second quarter, an 86% improvement from $1.9 million for the same period in the prior year.  Gross profit margin improved to 41% in the second quarter, from 28% for the prior year.   Stronger revenues, actions taken by USAT to address the impact of the Durbin Amendment that became effective during the second quarter of the prior year and other actions taken to strengthen major supplier contracts and streamline network operations over the course of 2012 contributed to the improvement.  Gross profit margin on revenues from license and transaction fees, which were 83% of total revenues, reached 41% in the quarter, a record high for USAT.

Operating expenses compared to the comparable period a year ago declined by $0.8 million in the second quarter of fiscal 2013, to $3.0 million.   Stronger revenues, improved gross margins and reduced operating expenses resulted in operating margin of 6.4% for the second quarter on both a GAAP and non-GAAP basis, compared to (28.1%) and (14.0%), respectively, for the same period a year ago.

GAAP net income was $153,758 for the second quarter compared to a GAAP net loss of ($1.8 million) in the prior year.  Non-GAAP net income was $557,393, compared to a non-GAAP net loss of ($997,820) for the second quarter of fiscal 2012.  Non-GAAP net income (loss) for the second quarter excludes fair value of warrant liability adjustments for both years and CEO separation expenses for the prior year in order to track the operational progress of the business (see non-GAAP Reconciliation table).

Diluted earnings (loss) per common share was $.00 for the second quarter of fiscal 2013 compared to ($.06) for the same period in fiscal 2012. On a non-GAAP basis, diluted earnings (loss) per common share was $.02 for the second quarter of fiscal 2013 compared to ($.03) for the same period in fiscal 2012.

Outlook

“Our crossover into profitability marks a new beginning for USAT,” said Herbert.  “Perhaps more importantly, it comes at a time when, in our view, there are numerous developments that will continue to attract consumers to cashless forms of payment.  Emerging trends such as mobile payments, including loyalty, couponing and other consumer engagement applications, for example, should continue to raise awareness that we believe will further drive adoption of cashless payment and telemetry capabilities in the small-ticket, unattended market.

“In this light, we continue to work toward our target of 60,000 new connections for the year, for 224,000 in total connections to our ePort Connect service by the end of our June 30, 2013 fiscal year,” continued Herbert.  “In this regard, we expect connection growth to be driven by further penetration of the 4,100 customers on our ePort Connect service, in addition to activity with partners and further expansion into new vertical markets. As such, we also remain committed to achieving over 30% revenue growth for the year, as well as cash generated from operations in the $4-$5 million range.

“In addition, given the improved financial performance in the second quarter and the recurring nature of the majority of our revenues, we believe non-GAAP net income is sustainable; therefore, we also expect to achieve non-GAAP net income for the full fiscal year as well,” concluded Herbert.

NASDAQ Stock Market Closing Bell

In celebration of its milestone profitability event, USAT will ring The NASDAQ Stock Market Closing Bell today in Times Square, New York.  To view the event, visit www.nasdaq.com.

Webcast and Conference Call

USA Technologies will conduct a conference call and webcast at 10:00 a.m. Eastern Time on January 29, 2013.  USA Technologies invites all interested parties to listen to the live webcast of the conference call, accessible on the Investor Relations section of USA Technologies’ website.  The webcast will be archived on the website within two hours of the live call.  It will remain available for approximately 90 days.  Interested parties unable to access the webcast may also participate by calling (866) 393-1608 or, if an international caller, (224) 357-2194.  A replay of the call, available until midnight on January 31, 2013, can be accessed by calling (855) 859-2056; Conference ID#89544751, (toll free).

Forward-looking Statements:

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the financial position, achieving profitability or non-GAAP net income or cash flow from operations, anticipated connections to our network, business strategy and the plans and objectives of USAT’s management for future operations, are forward-looking statements.  When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to USAT or its management, identify forward-looking statements.  Such forward-looking statements are based on the beliefs of USAT’s management, as well as assumptions made by and information currently available to USAT’s management.  Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the ability of USAT to generate sufficient sales to generate operating profits, or conduct operations at a profit; the incurrence by us of any unanticipated or unusual non-operational expenses, such as in connection with a proxy contest, which would require us to divert our cash resources from achieving our business plan; the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; whether USAT’s customers would continue to add additional connections to our network in the future at levels currently anticipated by USAT; the ability of USAT to compete with its competitors to obtain market share; whether USAT’s customers continue to utilize USAT’s transaction processing and related services, as our customer agreements are generally cancelable by the customer on thirty to sixty days’ notice; the ability of USAT to obtain widespread commercial acceptance of its products; the ability of USAT to raise funds in the future through the sales of securities in order to sustain its operations if an unexpected or unusual non-operational event would occur;  whether the actions of our former CEO which resulted in his separation from the Company or the Securities and Exchange Commission’s  investigation would have a material adverse effect on the future financial results or condition of the Company; and whether USAT’s existing or anticipated customers purchase, rent or utilize ePort devices in the future at levels currently anticipated by USAT.  Readers are cautioned not to place undue reliance on these forward-looking statements.  Any forward-looking statement made by us in this release speaks only as of the date of this release.  Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

USA Technologies, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three months ended		Six months ended
	December 31,		December 31,
	2012	2011	2012	2011

Revenues:
License and transaction fees	$7,403,241	$5,583,464	$14,309,598	$11,003,127
Equipment sales	1,481,080	1,298,134	2,965,001	2,584,219
Total revenues	8,884,321	6,881,598	17,274,599	13,587,346

Cost of services	4,363,212	3,983,251	8,555,572	7,744,828
Cost of equipment	920,928	959,891	1,974,564	1,855,027
Gross profit	3,600,181	1,938,456	6,744,463	3,987,491

Operating expenses:
Selling, general and administrative	2,699,675	3,531,081	5,914,800	6,999,150
Depreciation and amortization	332,856	344,409	676,245	747,641
Total operating expenses	3,032,531	3,875,490	6,591,045	7,746,791
Operating income (loss)	567,650	(1,937,034)	153,418	(3,759,300)

Other income (expense):
Interest income	21,661	13,286	41,827	31,154
Interest expense	(25,016)	(49,072)	(48,023)	(60,236)
Change in fair value of warrant liabilities	(403,635)	151,759	59,498	1,888,368
Total other income (expense), net	(406,990)	115,973	53,302	1,859,286

Income (loss) before provision for income taxes	160,660	(1,821,061)	206,720	(1,900,014)
Provision for income taxes	(6,902)	-	(13,823)	-
Net income (loss)	153,758	(1,821,061)	192,897	(1,900,014)
Cumulative preferred dividends	-	-	(332,226)	(332,226)
Net income (loss) applicable to common shares	$153,758	$(1,821,061)	$(139,329)	$(2,232,240)
Net earnings (loss) per common share - basic	$-	$(0.06)	$-	$(0.07)

Weighted average number of common shares outstanding	32,734,394	32,448,040	32,626,312	32,368,339
Net earnings (loss) per common share - diluted	$-	$(0.06)	$-	$(0.07)
Diluted weighted average number of common shares outstanding	33,468,336	32,448,040	32,626,312	32,368,339

USA Technologies, Inc.
Consolidated Balance Sheets

	December 31,	June 30,
	2012	2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,046,346	$6,426,645
Accounts receivable, less allowance for uncollectible accounts of $34,000 and $25,000, respectively	1,156,404	2,441,941
Finance receivables	110,363	206,649
Inventory	2,439,280	2,511,748
Prepaid expenses and other current assets	680,274	555,823
Total current assets	9,432,667	12,142,806

Finance receivables, less current portion	$407,782	$336,198
Property and equipment, net	14,647,943	11,800,108
Intangibles, net	825,253	1,196,453
Goodwill	7,663,208	7,663,208
Other assets	92,606	80,884

Total assets	$33,069,459	$33,219,657

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$6,447,583	$6,136,443
Accrued expenses	1,791,887	3,342,456
Line of credit	1,000,000	-
Current obligations under long-term debt	396,809	466,056
Total current liabilities	9,636,279	9,944,955

Long-term liabilities:
Long-term debt, less current portion	158,862	262,274
Accrued expenses, less current portion	408,000	426,241
Deferred tax liabilities	26,422	12,599
Warrant liabilities, non-current	859,068	918,566
Total long-term liabilities	1,452,352	1,619,680
Total liabilities	11,088,631	11,564,635

Commitments and contingencies

Shareholders’ equity:
Preferred stock, no par value:
Authorized shares- 1,800,000 Series A convertible preferred- Authorized shares- 900,000 Issued and outstanding shares- 442,968 (liquidation preference of $15,693,778 and $15,361,552, respectively)	3,138,056	3,138,056
Common stock, no par value: Authorized shares- 640,000,000 Issued and outstanding shares- 32,721,421 and 32,510,069, respectively	220,646,236	220,513,327
Accumulated deficit	(201,803,464)	(201,996,361)
Total shareholders’ equity	21,980,828	21,655,022
Total liabilities and shareholders’ equity	$33,069,459	$33,219,657

USA Technologies, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended		Six months ended
	December 31,		December 31,
	2012	2011	2012	2011
OPERATING ACTIVITIES:
Net income (loss)	$153,758	$(1,821,061)	$192,897	$(1,900,014)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Charges incurred in connection with the vesting and issuance of common stock for employee and director compensation	94,891	187,044	220,224	427,497
Change in fair value of warrant liabilities	403,635	(151,759)	(59,498)	(1,888,368)
Depreciation	904,580	552,990	1,738,586	1,116,115
Gain on disposal of property and equipment	(3,600)	(12,003)	(3,600)	(12,003)
Amortization	185,600	258,600	371,200	517,200
Bad debt expense (recoveries), net	15,187	(19,512)	9,058	(41,568)
Provision for deferred tax liability	6,902	-	13,823	-
Changes in operating assets and liabilities:
Accounts receivable	1,195,158	(154,980)	1,276,479	32,520
Finance receivables	(6,129)	9,679	24,702	(34,112)
Inventory	(1,249,295)	(832,088)	82,095	(671,290)
Prepaid expenses and other assets	(87,740)	(186,210)	(8,111)	(137,871)
Accounts payable	426,592	(665,491)	311,140	(1,322,043)
Accrued expenses	(117,364)	307,694	(1,568,810)	890,051

Net cash provided by (used in) operating activities	1,922,175	(2,527,097)	2,600,185	(3,023,886)

INVESTING ACTIVITIES:
Purchase of property and equipment	(47,881)	(313,597)	(50,278)	(373,945)
Purchase of property for rental program, net	(2,466,780)	(821,386)	(4,542,170)	(2,055,994)

Net cash used in investing activities	(2,514,661)	(1,134,983)	(4,592,448)	(2,429,939)

FINANCING ACTIVITIES:
Net proceeds from the issuance (retirement) of common stock and exercise of common stock warrants	(87,315)	(12,041)	(87,315)	(2,031)
Proceeds from (repayments of) line of credit	(337,779)	-	1,000,000	-
Repayment of long-term debt	(138,905)	(95,435)	(300,721)	(205,274)

Net cash provided by (used in) financing activities	(563,999)	(107,476)	611,964	(207,305)

Net decrease in cash and cash equivalents	(1,156,485)	(3,769,556)	(1,380,299)	(5,661,130)
Cash and cash equivalents at beginning of period	6,202,831	11,099,937	6,426,645	12,991,511
Cash and cash equivalents at end of period	$5,046,346	$7,330,381	$5,046,346	$7,330,381

Supplemental disclosures of cash flow information:
Cash paid for interest	$25,519	$5,092	$51,669	$16,800
Equipment and software acquired under capital lease	$-	$-	$-	$495,955
Prepaid insurance financed with debt	$-	$-	$128,062	$90,372
Disposal of property and equipment	$-	$75,045	$-	$54,638
Reclass of rental program property to inventory	$4,068	$-	$9,627	$-
Depreciation expense allocated to cost of sales	$757,323	$467,181	$1,433,541	$885,674

USA Technologies, Inc.
Non-GAAP Schedules

Discussion of Non-GAAP Financial Measures

This press release includes the following measures defined as non-GAAP financial measures by the Securities and Exchange Commission: adjusted EBITDA, non-GAAP net income (loss) , non-GAAP operating margin, and non-GAAP diluted earnings (loss) per common share. The presentation of these additional financial measures are not intended to be considered in isolation from, or superior to, or as a substitute for the financial measures prepared and presented in accordance with GAAP (Generally Accepted Accounting Principles), including the net income or net loss of USAT or net cash used in operating activities. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with USAT’s net income or net loss as determined in accordance with GAAP.  These non-GAAP financial measures are not required by or defined under GAAP and may be materially different from the non-GAAP financial measures used by other companies. USAT has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

As used herein, non-GAAP net income (loss) represents GAAP net income (loss) excluding costs relating to the proxy contest, the costs associated with the separation of the former CEO, any adjustment for fair value of warrant liabilities, and any charges for impairment of intangible assets. As used herein, non-GAAP diluted earnings (loss) per common share is calculated by dividing non-GAAP net income (loss) applicable to common shares by the diluted weighted average number of shares outstanding.

Management believes that non-GAAP net income (loss) and non-GAAP diluted earnings (loss) per common share are important measures of USAT’s business. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of our comparative operating performance. We believe that these non-GAAP financial measures serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods, and when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors’ overall understanding of our current and future financial performance.

As used herein, Adjusted EBITDA represents net income (loss) before interest income, interest expense, income taxes, depreciation, amortization, and change in fair value of warrant liabilities and stock-based compensation expense and impairment expense on intangible assets. We have excluded the non-operating item, change in fair value of warrant liabilities, because it represents a non-cash charge that is not related to USAT’s operations.  We have excluded the non-cash expenses, stock-based compensation and impairment expense, as they do not reflect the cash-based operations of USAT.  Adjusted EBITDA is presented because we believe it is useful to investors as a measure of comparative operating performance and liquidity, and because it is less susceptible to variances in actual performance resulting from depreciation and amortization and non-cash charges for changes in fair value of warrant liabilities and stock-based compensation expense.

As used herein, operating margin represents operating income or loss divided by revenues and non-GAAP operating margin represents operating income or loss excluding any expenses related to the proxy contest, CEO separation or any adjustment for impairment of intangible assets divided by revenues.

Non GAAP Reconciliation
Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss) and Net Earnings (Loss) Per Common Share to Non-GAAP Net Earnings (Loss) Per Common Share

	Three Months Ended
	12/31/2012	12/31/2011
Net income (loss)	$153,758	$(1,821,061)
Non-GAAP adjustments:
Operating expenses
Selling, general and administrative
CEO separation		975,000
Fair value of warrant adjustment	403,635	(151,759)
Non-GAAP net income (loss)	$557,393	$(997,820)

Net income (loss)	$153,758	$(1,821,061)
Non-GAAP net income (loss)	$557,393	$(997,820)

Cumulative preferred dividends	-	-
Net income (loss) applicable to common shares	$153,758	$(1,821,061)
Non-GAAP net income (loss) applicable to common shares	$557,393	$(997,820)
Diluted weighted average number of common shares outstanding	33,468,336	32,448,040
Net earnings (loss) per common share - diluted	$0.00	$(0.06)
Non-GAAP net earnings (loss) per common share - diluted	$0.02	$(0.03)

Non GAAP Reconciliation
Reconciliation of Operating Margin to Non-GAAP Operating Margin

	Three Months Ended
	12/31/2012	12/31/2011
Operating income (loss)	$567,650	$(1,937,034)

Non-GAAP adjustments:
Operating expenses
Selling, general and administrative
CEO separation		975,000
Operating income (loss), Non-GAAP	$567,650	$(962,034)

Revenues	$8,884,321	$6,881,598

Operating Margin	6.4%	-28.1%
Operating Margin, Non-GAAP	6.4%	-14.0%

Reconciliation of GAAP Net Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)

	Three months ended
	12/31/2012	12/31/2011
Net income (loss)	$153,758	$(1,821,061)
Less interest income	(21,661)	(13,286)
Plus interest expenses	25,016	49,072
Plus income tax expense	6,902	-
Plus depreciation expense	904,580	552,990
Plus amortization expense	185,600	258,600
Less change in fair value of warrant liabilities	403,635	(151,759)
Plus stock-based compensation	94,891	187,044
Plus intangible asset impairment	-	-
Adjusted EBITDA	$1,752,721	$(938,400)